As filed with the Securities and Exchange Commission on March 12, 2020

Registration No. 333-________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BANK FIRST CORPORATION

(Exact name of registrant as specified in its charter)

Wisconsin (State or other jurisdiction of Incorporation or organization)	39-1435359 (I.R.S. Employer Identification No.)

402 North 8th Street

Manitowoc, Wisconsin 54220

(Address of principal executive offices)(Zip code)

Bank First National Amended and Restated Nonqualified Deferred Compensation Plan

(Full title of the plan)

Kelly Dvorak

General Counsel

Bank First Corporation

402 North 8th Street

Manitowoc, Wisconsin 54220

(Name and address of agent for service)

(920) 652-3100

(Telephone number, including area code, of agent for service)

Copy to:

Kenneth A. Hoogstra

von Briesen & Roper, s.c.

411 East Wisconsin Avenue, Suite 1000

Milwaukee, Wisconsin 53202

(414) 287-1376

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer	☒
Non-accelerated filer ☐	Smaller reporting company	☒
	Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock (par value $0.01)	101,000 (1)	$57.47 (2)	$5,804,470 (2)	$753.42

(1)	This Registration Statement registers shares of the Registrant’s Common Stock that will be issued under the Bank First National Amended and Restated Nonqualified Deferred Compensation Plan (the “Plan”) after March 13, 2020. The Plan was terminated effective March 1, 2019, and the amounts payable under the Plan will be paid in shares of the Registrant’s Common Stock.
(2)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) under the Securities Act, and based on the average of the high and low prices of the Registrant’s Common Stock as reported on the Nasdaq Capital Market on March 9, 2020.

EXPLANATORY NOTE

This Registration Statement on Form S-8 (this “Registration Statement”) pertains to shares of Common Stock, par value $0.01 (the “Common Stock”), of Bank First Corporation (the “Company”), that will be issued under the Bank First National Amended and Restated Nonqualified Deferred Compensation Plan (the “Plan”). The Plan was adopted on September 15, 2009, to provide deferred compensation benefits to certain employees or independent contractors of Bank First N.A. (then known as Bank First National), the Company’s bank subsidiary. Effective March 1, 2017, the Plan was amended to provide that all payments under the Plan would be made in Common Stock of the Company. On February 22, 2019, the Company took action to terminate and liquidate the Plan, with the termination effective March 1, 2019, and the liquidation to occur on or after March 2, 2020.

This Registration Statement also includes a prospectus (the “Reoffer Prospectus”) prepared in accordance with General Instruction C of Form S-8 and in accordance with the requirements of Part I of Form S-3. The Reoffer Prospectus may be used for reofferings and resales of shares of Common Stock that may be deemed to be “control securities” under the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations promulgated thereunder that have been or will be acquired by certain of our officers and directors, being the Selling Shareholders (as set forth below under the caption “Selling Shareholders”) identified in the Reoffer Prospectus. The number of shares of Common Stock included in the Reoffer Prospectus represents the total number of shares of Common Stock that have been or may be acquired by the Selling Shareholders pursuant to awards made to the Selling Shareholders under the Plan, and does not necessarily represent a present intention to sell any or all such shares of Common Stock. The inclusion of any person in the Selling Shareholder table of the Reoffer Prospectus should not be deemed a determination or an admission by the Company or otherwise that such person is in fact an affiliate of the Company.

The names of persons selling shares under the Reoffer Prospectus and the amount of such shares are set forth below under the caption “Selling Shareholders” to the extent the Company presently has such information. If the information under the caption “Selling Shareholders” materially changes from what is presented, the Company will supplement the Reoffer Prospectus with that information.

PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

Documents containing the information specified in Part I of Form S-8 will be sent or given to individuals eligible to participate in the Plan as specified by Rule 428(b)(1) of the Securities Act. Such documents are not required to be and are not filed with the Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this registration statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

The Company shall furnish without charge, to each person to whom the prospectus is delivered, upon the written or oral request of such person, a copy of any or all of the documents that have been incorporated by reference in Item 3 of Part II of this Registration Statement and/or any other documents required to be delivered pursuant to Rule 428(b) of the Securities Act. The documents that have been incorporated by reference in Item 3 of Part II of this Registration Statement are considered part of the Section 10(a) prospectus. Any such request should be directed to the Corporate Secretary, Bank First Corporation, 402 North 8th Street, Manitowoc, Wisconsin 54220, (920) 652-3244.

REOFFER PROSPECTUS

98,152 Shares of Common Stock

Bank First Corporation

This Reoffer Prospectus relates to 98,152 shares of our common stock, par value $0.01 (“Common Stock”), that may be reoffered or resold, from time to time, by certain selling shareholders (collectively, the “Selling Shareholders”) described in this Reoffer Prospectus, all of whom are deemed to be our “affiliates,” as that term is defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), and that have been or will be acquired under the Bank First National Amended and Restated Nonqualified Deferred Compensation Plan (the “Plan”).

The Selling Shareholders may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of Common Stock on any stock exchange, market or trading facility on which our Common Stock is traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. We will not receive any of the proceeds from the sale or other disposition of the shares of Common Stock by the Selling Shareholders.

Our Common Stock is listed on the Nasdaq Capital Market under the symbol “BFC.” On March 9, 2020, the closing price of our Common Stock was $57.99 on the Nasdaq Capital Market.

Investing in our securities involves a high degree of risk. Please carefully read the information under the headings “Risk Factors” beginning on page 2 of this Reoffer Prospectus and in any applicable prospectus supplement for a discussion of the risks that you should consider in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this Reoffer Prospectus. Any representation to the contrary is a criminal offense.

The date of this Reoffer Prospectus is March 12, 2020.

REOFFER PROSPECTUS

ABOUT THIS REOFFER PROSPECTUS

This Reoffer Prospectus is part of a registration statement on Form S-8 filed by Bank First Corporation (“we,” “us,” “our,” or the “Company”) with the United States Securities and Exchange Commission (the “Commission”) using the Commission’s registration rules for a delayed or continuous offering and sale of securities. Under the registration rules, using this prospectus and, if required, one or more prospectus supplements, the selling shareholders named herein or in any supplements hereto may distribute the shares of Common Stock covered by this prospectus. This Reoffer Prospectus also covers any shares of Common Stock that may become issuable as a result of stock splits, stock dividends or similar transactions.

A reoffer prospectus supplement may add, update or change information contained in this Reoffer Prospectus. We recommend that you read carefully this entire Reoffer Prospectus, especially the section entitled “Risk Factors” beginning on page 2, and any supplements before making a decision to invest in our Common Stock.

You should rely only on the information contained in or incorporated by reference in this Reoffer Prospectus. We have not authorized anyone to provide you with information different from that contained in or incorporated by reference in this Reoffer Prospectus. Selling shareholders using this Reoffer Prospectus are offering to sell, and seeking offers to buy, the securities described in this Reoffer Prospectus only in jurisdictions where offers and sales are permitted. The information contained in this Reoffer Prospectus is accurate only as of the date of this Reoffer Prospectus, regardless of the time of delivery of this Reoffer Prospectus or of any sale of our Common Stock hereunder. You should not assume that the information appearing in this Reoffer Prospectus or any applicable prospectus supplement or amendment to this Reoffer Prospectus or the documents incorporated by reference herein or therein is accurate as of any date other than their respective dates. Our business, financial condition, results of operation and prospects may have changed since those dates.

i

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This Reoffer Prospectus and the documents incorporated by reference into this Reoffer Prospectus may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, about the Company and its subsidiaries. These forward-looking statements are intended to be covered by the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not statements of historical fact, and can be identified by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “could,” “should,” “projects,” “plans,” “goal,” “targets,” “potential,” “estimates,” “pro forma,” “seeks,” “intends,” or “anticipates” or the negative thereof or comparable terminology. Forward-looking statements include discussions of strategy, financial projections, guidance and estimates (including their underlying assumptions), statements regarding plans, objectives, expectations or consequences of various transactions, and statements about the future performance, operations, products and services of the Company and its subsidiaries. We caution our shareholders and other readers not to place undue reliance on such statements.

You should read this Reoffer Prospectus and the documents incorporated by reference completely and with the understanding that our actual future results may be materially different from what we currently expect. Our business and operations are and will be subject to a variety of risks, uncertainties and other factors. Consequently, actual results and experience may materially differ from those contained in any forward-looking statements. Such risks, uncertainties and other factors that could cause actual results and experience to differ from those projected include, but are not limited to, the risk factors set forth in Part I—Item 1A, “Risk Factors”, in our Annual Report on Form 10-K for the year ended December 31, 2019 as filed with the SEC on March 11, 2020, and elsewhere in the documents incorporated by reference into this reoffer prospectus.

SUMMARY

This summary highlights selected information contained elsewhere in this Reoffer Prospectus or incorporated by reference in this Reoffer Prospectus. This summary and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire Reoffer Prospectus, including the risks of investing in our Common Stock discussed under the section entitled “Risk Factors” contained in this Reoffer Prospectus and under similar headings in the other documents that are incorporated by reference into this Reoffer Prospectus. You should also carefully read the information incorporated by reference into this Reoffer Prospectus, including our financial statements and related notes and the exhibits to the registration statement of which this Reoffer Prospectus forms a part.

THE COMPANY

Bank First Corporation (the “Company”) is a Wisconsin corporation that was organized in April 1982 to serve as the holding company for Bank First, N.A. (the “Bank”), a national banking association founded in 1894. The Bank is a wholly-owned subsidiary of the Company. The Company and the Bank are headquartered in Manitowoc, Wisconsin, and the Bank is a member of the Board of Governors of the Federal Reserve System (the “Federal Reserve”) and regulated by the Office of the Comptroller of the Currency (the “OCC”). The Bank has twenty-three (23) offices, including its headquarters, in Manitowoc, Outagamie, Brown, Winnebago, Sheboygan, Waupaca, Ozaukee, Monroe, Jefferson and Barron counties in the State of Wisconsin. We serve businesses, professionals and consumers with a wide variety of financial services, including retail and commercial banking. Some of the products that we offer include checking accounts, savings accounts, money market accounts, cash management accounts, certificates of deposit, commercial and industrial loans, commercial real estate loans, construction and development loans, residential mortgages, consumer loans, credit cards, online banking, telephone banking and mobile banking.

The Bank has three subsidiaries: UFS, LLC (“UFS”), Bank First Investments, Inc. and TVG Holdings, Inc. (“TVG”). UFS is a Wisconsin limited liability company organized in 2014, in which the Bank is a 49.8% member. UFS provides core data processing and information technology services to the Bank and many other community banks in and around Wisconsin. Bank First Investments, Inc. is a Wisconsin corporation organized in 2011, and is wholly-owned by the Bank. Bank First Investments, Inc.’s purpose is to provide investment and safekeeping services to the Bank. TVG is a Wisconsin corporation organized in 2009. It is a wholly-owned subsidiary of the Bank, and its purpose is to hold the Bank’s 40% (up from 30% due to a purchase of member interest on October 1, 2019) ownership interest in Ansay & Associates, LLC (“Ansay”). Ansay is one of the nation’s largest independent insurance providers, and the Bank’s minority ownership of Ansay allows the Bank to provide diversified services to our customers without the risk and expense of an in-house insurance department. Aside from the Bank, the Company also has another wholly-owned subsidiary, Veritas Asset Holdings, LLC, a troubled asset liquidation company.

We emphasize a range of lending services, including commercial and residential real estate loans, construction and development loans, commercial and industrial loans and consumer loans. Our customers are generally individuals, small to medium-sized businesses and professional firms that are located in or conduct a substantial portion of their business in our market areas. As of December 31, 2019, we had total consolidated assets of $2.21 billion, total loans of $1.74 billion, total deposits of $1.84 billion and total stockholders’ equity of $230.2 million. The Bank employs approximately 284 full-time equivalent employees (“FTE”), and has an assets-to-FTE ratio of approximately $7.8 million.

For a complete description of our business, financial condition, results of operations and other important information, we refer you to our filings with the SEC that are incorporated by reference in this Reoffer Prospectus, including our Annual Report on Form 10-K for the year ended December 31, 2019. For instructions on how to find copies of these documents, see the sections entitled “Incorporation of Certain Information by Reference” and “Where You Can Find More Information.”

Our principal executive offices are located at 402 North 8th Street, Manitowoc, Wisconsin 54220, and our phone number is (920) 652-3100.

About This Offering

This Reoffer Prospectus relates to the sale of up to 98,152 shares of our Common Stock that have been previously issued to the Selling Shareholders or that will be issued to the Selling Shareholders after March 13, 2020. The Selling Shareholders have received or will receive those shares in liquidation of their interests in the Bank First National Amended and Restated Nonqualified Deferred Compensation Plan, which was terminated by the Company effective March 1, 2019.

RISK FACTORS

Investing in shares of our Common Stock involves a high degree of risk. Before making an investment decision, you should carefully consider the risks described under “Risk Factors” in our most recent Annual Report on Form 10-K, or any updates in our Quarterly Reports on Form 10-Q, together with all of the other information appearing in or incorporated by reference into this Reoffer Prospectus, before deciding whether to purchase any of the Common Stock being offered. The risks described in these documents are not the only ones we face, but those that we consider to be material. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of shares of our Common Stock could decline due to any of these risks, and you may lose all or part of your investment. Please also read carefully the section entitled “Disclosure Regarding Forward-Looking Statements.”

USE OF PROCEEDS

The Selling Shareholders will receive all of the proceeds from the sale of shares of Common Stock under this Reoffer Prospectus. The Company will not receive any proceeds from these sales. We have agreed to pay all expenses relating to registering the Common Stock covered by this Reoffer Prospectus. The Selling Shareholders will pay any brokerage commissions and/or similar charges incurred in connection with the sale of the Common Stock covered hereby.

SELLING SHAREHOLDERS

This Reoffer Prospectus covers the reoffer and resale by the Selling Shareholders listed below of an aggregate of up to 98,152 shares of Common Stock issuable pursuant to the termination and liquidation of the Bank First National Amended and Restated Nonqualified Deferred Compensation Plan (the “Plan”). These shares constitute “control securities” within the meaning of Form S-8.

The following table sets forth, with respect to each Selling Shareholder, based on information available to us as of March 9, 2020 (1) the number of shares of our Common Stock beneficially owned by such Selling Shareholder prior to this offering; (2) the number of Shares that may be sold pursuant to this Reoffer Prospectus (i.e., the number of shares issuable to such Selling Shareholder under the Plan); (3) the number and percent of the 7,085,183 outstanding shares of our Common Stock to be beneficially owned by such Selling Shareholder after the sale of shares of Common Stock covered by this Reoffer Prospectus, assuming the sale of all shares of Common Stock covered by this Reoffer Prospectus. Information with respect to beneficial ownership is based upon information obtained from the Selling Shareholders. Information with respect to “Shares Beneficially Owned prior to Offering” includes the shares issuable upon exercise of all stock options held by the selling stockholders that are exercisable within 60 days of March 9, 2020. We believe, based on information supplied by the Selling Shareholders, that except as may otherwise be indicated in the footnotes to the table below, the Selling Shareholders have sole voting and dispositive power with respect to the common stock reported as beneficially owned by them.

The Selling Shareholders may offer and sell our common stock under this Reoffer Prospectus on a continuous or delayed basis, and may elect to sell none, some or all of the Common Stock set forth below. This Reoffer Prospectus does not constitute a commitment by the Selling Shareholders to sell any or all of the stated number of their shares of Common Stock, and the actual number of shares of Common Stock offered and sold shall be determined, from time to time, by each Selling Shareholder at their sole discretion. However, for the purposes of the table below, we have assumed that, after the completion of this offering, all Common Stock covered by this Reoffer Prospectus has been sold. In addition, after the date of this Reoffer Prospectus, a Selling Shareholder may have sold, transferred or otherwise disposed of all or a portion of such Selling Shareholder’s Common Stock since the date of the information in the following table. Information concerning the Selling Shareholders may change, from time to time, and changed information will be presented in a supplement to this Reoffer Prospectus if and when required.

Name of Selling Shareholder	Shares Beneficially Owned Prior to Offering (a) (b)	Shares Offered by this Reoffer Prospectus	Shares Beneficially Owned After Offering	Percentage of Shares Beneficially Owned After Offering
Michael G. Ansay	40,148	1,406	38,742	*
Donald R. Brisch	27,096	17,626	9,470	*
Michael P. Dempsey	76,087	11,086	65,001	*
Robert D. Gregorski	31,709	10,739	20,970	*
Michael B. Molepske	103,410	2,950	100,460	1.4
Todd K. Neils	10,046	4,649	5,397	*
Katherine M. Reynolds	46,379	36,071	10,308	*
David R. Sachse	23,618	13,324	10,294	*
Peter J. Van Sistine	6,334	301	6,033	*

* Less than 1%

(a) Beneficial ownership is determined in accordance with rules of the SEC and includes voting or investment power to the securities. Except as disclosed in the footnotes to this table and subject to applicable community property laws, we believe that each beneficial owner identified in the table possesses sole voting and investment power over all our shares of common stock shown as beneficially owned by the beneficial owner.

(b) This amount includes shares allocated to participant accounts within the ESOP. The shares allocated to participant accounts within the ESOP as of March 9, 2020 are as follows: Michael B. Molepske: 32,702; Michael P. Dempsey: 30,295; Kevin M. LeMahieu: 7,832.

PLAN OF DISTRIBUTION

A Selling Shareholder may, from time to time, sell any or all of his or her shares of Common Stock covered hereby on the principal trading market on which our shares may be listed or quoted (currently the Nasdaq Capital Market) or on any other stock exchange, market or trading facility on which the securities are traded or in private transactions. The shares of Common Stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. The Selling Shareholder may use any one or more of the following methods when selling securities:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	to cover short sales entered into after the effective date of the registration statement of which this Reoffer Prospectus is a part;

•	through the writing of options or other derivatives, whether such options or derivatives are listed on an exchange or otherwise;

•	purchases by a broker-dealer as a principal and resale by the broker-dealer for its account;

•	a combination of any of the foregoing methods or sale; or

•	any other method permitted pursuant to applicable law.

Broker-dealers engaged by the Selling Shareholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from a Selling Shareholder (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated. The compensation received by broker-dealers may, but is not expected to, exceed that which is customary for the types of transactions involved. The Company will not bear any of the costs associated with such broker-dealer relationships on behalf of the Selling Shareholders, except with regard to those costs the Company may incur from time to time to update this Reoffer Prospectus, if required.

In connection with the sale of the securities or interests therein, a Selling Shareholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. A Selling Shareholder may also sell securities short and deliver these securities to close out its short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. A Selling Shareholder may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this Reoffer Prospectus (as supplemented or amended to reflect such transaction).

The Selling Shareholders may pledge or grant a security interest in some or all of the shares of Common Stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of Common Stock from time to time pursuant to this Reoffer Prospectus or any amendment to this Reoffer Prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933, as amended, amending, if necessary, the list of Selling Shareholder to include the pledgee, transferee or other successors in interest as Selling Shareholders under this prospectus. The Selling Shareholder also may transfer and donate the shares of Common Stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this Reoffer Prospectus.

A Selling Shareholder and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions or discounts received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting compensation under the Securities Act. In addition, any such broker-dealer may be required to deliver a copy of this Reoffer Prospectus to any person who purchases any of the shares through such broker-dealer. At the time a particular offering of the securities is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of securities being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling stockholder and any discounts, commissions or concessions allowed, reallowed or paid to broker-dealers.

Any securities covered by this Reoffer Prospectus that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this Reoffer Prospectus. The Selling Shareholders have advised us that there is no underwriter or coordinating broker acting in connection with the proposed sale of the resale securities by the Selling Shareholders.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the Common Stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Shareholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the common stock by the Selling Shareholder or any other person. We will make copies of this Reoffer Prospectus available to the Selling Shareholders and have informed them of the need to deliver a copy of this Reoffer Prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

Once sold under the registration statement, of which this Reoffer Prospectus forms a part, the shares of Common Stock will be freely tradable in the hands of persons other than our affiliates.

EXPERTS

The consolidated financial statements of Bank First Corporation for the year ended December 31, 2019, which are incorporated by reference to our Annual Report on Form 10-K for the year ended December 31, 2019, have been audited by Dixon Hughes Goodman LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The consolidated financial statements of Bank First Corporation as of December 31, 2018, and for each of the years in the two-year period ended December 31, 2018, have been audited by Porter Keadle Moore, LLC, an independent registered public accounting firm, as set forth in their report appearing in Bank First Corporation’s Annual Report on Form 10-K for the year ended December 31, 2019, which is incorporated herein by reference. Such consolidated statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

LEGAL MATTERS

The validity of the Common Stock offered by this Reoffer Prospectus will be passed on by von Briesen & Roper, s.c., Milwaukee, Wisconsin.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This Reoffer Prospectus is part of a registration statement on Form S-8. The Commission allows this filing to “incorporate by reference” information that we have previously filed with the Commission. This means that we can disclose important information to you by referring you to other documents that we have filed with the Commission. The information that is incorporated by reference is considered part of this prospectus, and information that we file later will automatically update and may supersede this information. For further information about us and the securities being offered, you should refer to the registration statement and the following documents that are incorporated by reference:

(a)	Our Annual Report on Form 10-K as filed with the Commission on March 11, 2020;
(b)	all other reports filed by us with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report on Form 10-K referred to in (a) above; and
(c)	the description of our Common Stock, which is contained in the Registration Statement on Form 10-12B, as filed with the Commission on September 24, 2018, including any amendments or reports filed for the purpose of updating such description; and

(d)	the description of our Common Stock, which is contained in Exhibit 4.2 of our Annual Report on Form 10-K filed with the Commission on March 11, 2020.

All documents filed by us subsequent to those listed above with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, and prior to the termination of this offering (including all such documents filed with the Commission after the date of the initial registration statement and prior to the effectiveness of the registration statement), shall be deemed to be incorporated by reference into this Reoffer Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Reoffer Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Reoffer Prospectus.

We will provide to each person, including any beneficial owner, to whom this Reoffer Prospectus is delivered, upon written or oral request and without charge, a copy of any and all of the information that has been incorporated by reference in this Reoffer Prospectus and/or any other documents required to be delivered pursuant to Rule 428(b) of the Securities Act. Any such request should be directed to the Corporate Secretary, Bank First Corporation, 402 North 8th Street, Manitowoc, Wisconsin 54220, (920) 652-3244.

WHERE YOU CAN FIND MORE INFORMATION

This Reoffer Prospectus is part of a registration statement on Form S-8 filed with the Commission under the Securities Act. This Reoffer Prospectus does not contain all the information set forth in the registration statement because certain information has been incorporated into the registration statement by reference in accordance with the rules and regulations of the Commission. Please review the documents incorporated by reference for a more complete description of the matters to which such documents relate.

We are subject to the informational reporting requirements of the Exchange Act. In accordance with the Exchange Act, we file reports, proxy statements, and other information with the Commission. You can inspect and copy these reports, proxy statements and other information at the Public Reference Room of the Commission, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. Our Commission filings are also available on the Commission’s website. The address of this site is http://www.sec.gov.

Our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act are made available free of charge on our website at https://bankfirstwi.bank/ as soon as reasonably practicable after we electronically file such material with, or otherwise furnish it to, the Commission. Information on our website is not incorporated by reference in this prospectus and is not a part of this Reoffer Prospectus.

98,152 Shares of Common Stock

Bank First Corporation

March 12, 2020

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. Incorporation of Documents by Reference.

The following documents filed by Bank First Corporation (the “Registrant”) with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are hereby incorporated by reference in this Registration Statement:

(a)	the Registrant’s Annual Report on Form 10-K as filed with the Commission on March 11, 2020;
(b)	all other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report on Form 10-K referred to in (a) above; and
(c)	the description of the Registrant’s Common Stock, which is contained in the Registration Statement on Form 10-12B, as filed with the Commission on September 24, 2018, including any amendments or reports filed for the purpose of updating such description.
(d)	the description of our Common Stock, which is contained in Exhibit 4.2 of our Annual Report on Form 10-K filed with the Commission on March 11, 2020.

All reports and other documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof, but prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed incorporated herein by reference shall be deemed to be modified or superseded for the purpose of this Registration Statement to the extent that a statement contained in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Registration Statement.

Under no circumstances shall any information furnished (but not filed) under Item 2.02 or 7.01 of Form 8-K be deemed incorporated herein by reference unless such Form 8-K expressly provides to the contrary.

ITEM 4. Description of Securities.

Not applicable.

ITEM 5. Interests of Named Experts and Counsel.

None.

ITEM 6. Indemnification of Directors and Officers.

The following is a summary of the effect of the relevant provisions in our Articles of Incorporation, Bylaws, and Wisconsin law with regard to limitation of liability and indemnification of officers, directors and employees of the Company.

Article X of the Company’s Articles of Incorporation and Article VIII of the Company’s Bylaws provide that the Company shall indemnify, to the fullest extent permitted by Wisconsin law, each person who may serve or who has served at any time as a director or officer of the Company or of any of its subsidiaries, or who at the request of the Company may serve or at any time has served as a director, officer, partner, trustee, member of any decision-making committee, employee or agent of, or in a similar capacity with, another organization, for all reasonable expenses incurred in connection with any proceeding to the extent he or she has been successful on the merits or otherwise. The Wisconsin Business Corporation Law provides that the Company shall indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he or she was a party because he or she was a director of the Company against reasonable expenses incurred by him or her in connection with the proceeding.

In cases where a director or officer is not successful on the merits or otherwise, the Company shall indemnify a director or officer against liability incurred by the director or officer in a proceeding to which the director or officer was a party because he or she is a director or officer of the Company, unless liability was incurred because the director or officer breached or failed to perform a duty that he or she owes to the Company and the breach or failure to perform constitutes any of the following: (1) a willful failure to deal fairly with the Company or its shareholders in connection with a matter in which the director or officer has a material conflict of interest; (2) a violation of the criminal law, unless the director or officer had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful; (3) a transaction from which the director or officer derived an improper personal profit; or (4) willful misconduct.

In determining whether indemnification is required, the director or officer seeking indemnification shall select one of the following means for determining his or her right to indemnification:

(1)	By a majority vote of a quorum of the board of directors consisting of directors who are not at the time parties to the same or related proceedings. If a quorum of disinterested directors cannot be obtained, by majority vote of a committee duly appointed by the board of directors and consisting solely of two or more directors who are not at the time parties to the same or related proceedings. Directors who are parties to the same or related proceedings may participate in the designation of members of the committee;

(2)	By independent legal counsel selected by a quorum of the board of directors or its committee in the manner prescribed in paragraph (1) above or, if unable to obtain such a quorum or committee, by a majority vote of the full board of directors, including directors who are parties to the same or related proceedings; or

(3)	By the court conducting the proceedings or another court of competent jurisdiction, either on application by the director or officer for an initial determination or an application for review of an adverse indemnification under paragraph (1) or (2) above.

The termination of a proceeding by judgment, order, settlement or conviction, or upon a plea of no contest or an equivalent plea, does not, by itself, create a presumption that indemnification of a director or officer is not required.

Indemnification by the Company includes payment by the Company of reasonable expenses incurred in defending a proceeding in advance of the final disposition of such action or proceeding upon receipt from the person to be indemnified of  (i) a written affirmation of his or her good faith belief that he or she has not breached or failed to perform his or her duties to the Company and (ii) a written undertaking, executed personally or on his or her behalf, to repay the allowance and, if required by the Company, to pay reasonable interest on the allowance to the extent that it is ultimately determined that indemnification is not required and that indemnification is not ordered by a court. This undertaking shall be an unlimited general obligation of the director or officer and may be accepted without reference to his or her ability to repay the allowance, and may be secured or unsecured.

ITEM 7. Exemption from Registration Claimed.

Not applicable.

ITEM 8. Exhibits.

Exhibit No.	Description

4.1	Restated Articles of Incorporation of Bank First National Corporation (Incorporated by reference to Exhibit 3.1 of the Company’s Form 10-12B/A dated October 17, 2018), File No. 001-38676
4.2	Articles of Amendment to Restated Articles of Incorporation of Bank First National Corporation (Incorporated by reference to Exhibit 3.1 of the Company’s Form 8-K dated June 26, 2019) File No. 001-38676
4.3	Amended and Restated Bylaws of Bank First Corporation (Incorporated by reference to Exhibit 3.2 of the Company’s Form 8-K dated June 26, 2019) File No. 001-38676
4.4	Form of Certificate of Common Stock of Bank First National Corporation (Incorporated by reference to Exhibit 4.1 of the Company’s Form 10-12B dated September 24, 2018) File No. 001-38676
5.1*	Opinion of von Briesen & Roper, s.c., regarding the validity of original issuance securities
10.1	Bank First National Amended and Restated Nonqualified Deferred Compensation Plan (Incorporated by reference to Exhibit 10.2 of the Company’s Form 10-12B dated September 24, 2018) File No. 001-38676
10.2	Amendment to Bank First National Amended and Restated Nonqualified Deferred Compensation Plan (Incorporated by reference to Exhibit 10.4 of the Company’s Form 10-K dated March 23, 2019) File No. 001-38676
23.1*	Consent of Dixon Hughes Goodman LLP
23.2*	Consent of Porter Keadle Moore, LLC
23.3*	Consent of von Briesen & Roper, s.c. (included in Exhibit 5.1)
24.1*	Power of Attorney

*	Filed herewith.

ITEM 9. Undertakings.

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which is registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in this Registration Statement.

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Manitowoc, State of Wisconsin, on March 12, 2020.

BANK FIRST CORPORATION
(Registrant)

/s/ Kevin M. LeMahieu
Kevin M. LeMahieu
Chief Financial Officer